Exhibit 99.1

JAKKS Pacific Issues Statement In Response To Letter From Clinton Group

Malibu, California (March 14, 2012) – JAKKS Pacific, Inc. (NASDAQ: JAKK) (the “Company”) today issued the following statement in response to a letter received today from Clinton Group, Inc.:

“The JAKKS Board of Directors appreciates input from its stockholders. The Board continually reviews the Company’s strategic plan and opportunities to enhance stockholder value.  We note that at no time has the Company received any communications regarding the sale of the Company other than highly conditional expressions of interest from Oaktree.  The Board remains confident that continued execution of the Company’s strategic plan, including potentially transformative projects planned and already underway, will provide significant value to JAKKS stockholders.  JAKKS is committed to maintaining an open dialogue with its stockholders and to delivering continued growth, success and value creation.”

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. (NASDAQ: JAKK) is a leading designer and marketer of toys and consumer products, with a wide range of products that feature some of the most popular brands and children's toy licenses in the world. JAKKS' diverse portfolio includes Action Figures, Electronics, Dolls, Dress-Up, Role Play, Halloween Costumes, Kids Furniture, Vehicles, Plush, Art Activity Kits, Seasonal Products, Infant/Pre-School, Construction Toys and Pet Toys sold under various proprietary brands including JAKKS Pacific®, Creative Designs International™, Road Champs®, Funnoodle®, JAKKS Pets™, Plug It In & Play TV Games™, Kids Only!™, Tollytots® and Disguise™. JAKKS is an award-winning licensee of several hundred nationally and internationally known trademarks including Disney®, Nickelodeon®, Warner Bros.®, Ultimate Fighting Championship®, Hello Kitty®, Graco®, Cabbage Patch Kids® and Pokémon®.
www.jakks.com

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”)) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS' products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, and difficulties with integrating acquired businesses. The cautionary statements provided above are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information.

Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The forward-looking statements contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation by the Company of written consents (the “Consent Solicitation”) from stockholders in connection with the solicitation of written consents by the Clinton Group, Inc. (“Clinton”).  The Company plans to file a consent solicitation statement (the “Consent Solicitation Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the Consent Solicitation. WE URGE STOCKHOLDERS TO READ THE CONSENT SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the names of the Company’s directors and other participants in the solicitation and their respective direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the Company’s Proxy Statement relating to its 2011 annual meeting of stockholders, filed with the SEC on August 22, 2011 (the “2011 Annual Meeting Proxy Statement”), which may be obtained free of charge at the SEC’s website at http://www.sec.gov and the Company’s website at http://www.jakks.com. Additional information regarding the interests of such potential participants will be included in the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the solicitation of written consents by Clinton from the stockholders of the Company. In such event, promptly after filing its definitive Consent Revocation Statement with the SEC, the Company will mail the definitive Consent Revocation Statement and a form of consent card to each stockholder entitled to deliver a consent in connection therewith.

Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the solicitation of written consents by Clinton from the stockholders of the Company at the SEC’s website at http://www.sec.gov and the Company’s website at http://www.jakks.com. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or toll-free at (888) 750-5834.

Contact:

JAKKS Pacific, Inc.
Joel Bennett
(310) 455-6210